Exhibit 99.1

Standard Register®

ADVANCING YOUR REPUTATION

600 Albany St. · Dayton, OH 45417

Investor and media contact:

937.221.1000 · 937.221.1205 (fax)

Carol Merry 614.383.1624

www.standardregister.com

carol.merry@fahlgren.com

Standard Register’s Continued Listing Plan Accepted

by the New York Stock Exchange

DAYTON, Ohio (September 29, 2014) – Standard Register (NYSE: SR) announced today that the New York Stock Exchange (NYSE) has accepted the Company’s plan for continued listing. As a result, the Company’s common stock will continue to be listed on the NYSE subject to quarterly reviews by the NYSE to monitor the Company’s progress against the compliance plan. Standard Register earlier announced that it had been notified that it was not in compliance with the requirement for average market capitalization of more than $50 million over a 30-day trading period and, at the same time its shareholders’ equity was less than $50 million.

Under applicable NYSE procedures, Standard Register was required to submit a business plan to demonstrate its ability to achieve compliance. Standard Register submitted its confidential plan, which provided a forward looking view into performance expectations, including the final phase of the integration of the WorkflowOne acquisition, improving revenue performance for legacy and growth solutions, and proactive management of its pension liability and funding requirements. Standard Register will be required to achieve the minimum continued listing standards of either average market capitalization over a consecutive 30 trading-day period of $50 million or total shareholders’ equity of $50 million at the completion of the prescribed plan period that terminates on July 9, 2015, unless the listing is reassessed prior to that date.

“The NYSE’s acceptance of our business plan gives us additional confidence and motivation,” said Joseph P. Morgan, Jr., president and chief executive officer. “The integration is proceeding on schedule and is ahead of our expectations in some respects, the investments we have made in support of our growth solutions are producing results and the Company is reducing its pension funding obligation by approximately $33 million through 2016 as a result of the Highway and Transportation Funding Act of 2014. Our plan is focused on increasing revenue and gross margin over the long-term, and we are energized by the acceptance of our plan by the NYSE. Now we must accelerate the execution of the strategy.”

About Standard Register

Standard Register (NYSE:SR), is trusted by the world’s leading companies to advance their reputations and add value to their operations by aligning communications with corporate brand standards. Providing market-specific insights and a compelling portfolio of workflow, content and analytics solutions to address the changing business landscape in healthcare, financial services, manufacturing, transportation and retail markets, Standard Register is the recognized leader in the management and execution of mission-critical communications. More information is available at http://www.standardregister.com.

Safe Harbor Statement

This press release contains forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual results could differ materially from the Company’s current expectations. Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, our ability to successfully integrate the acquired assets or achieve the expected synergies of the WorkflowOne acquisition, future pension funding requirements and recognition of actuarial gains and losses, access to capital for expanding in our solutions, the pace at which digital technologies and electronic health records (EHR) adoption erode the demand for certain products and services, the success of our plans to deal with the threats and opportunities brought by digital technology, results of cost containment strategies and restructuring programs, our ability to attract and retain key personnel, variation in demand and acceptance of the Company’s products and services, frequency, magnitude and timing of paper and other raw material price changes, the timing of the completion and integration of acquisitions, general business and economic conditions beyond the Company’s control, and the consequences of competitive factors in the marketplace, including the ability to attract and retain customers. The Company undertakes no obligation to revise or update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely. For more information, see the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission.